Exhibit 3.8

ARTICLES OF INCORPORATION

I

THE NAME OF THIS CORPORATION IS CIRCUS DISTRIBUTION, INC.

II

THE PURPOSE OF THE CORPORATION IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A CORPORATION MAY BE ORGANIZED UNDER THE GENERAL CORPORATION LAW OF THE STATE OF CALIFORNIA, OTHER THAN THE BANKING BUSINESS, THE TRUST COMPANY BUSINESS OR THE PRACTICE OF A PROFESSION PERMITTED TO BE INCORPORATED BY THE STATE OF CALIFORNIA CORPORATIONS CODE.

III

IN ACCORDANCE WITH SECTION 204.5, THE LIABILITY OF THE DIRECTORS OF THE CORPORATION FOR MONETARY DAMAGES SHALL BE ELIMINATED TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA LAW.

IV

IN ACCORDANCE WITH SECTION 317(g), THE CORPORATION IS AUTHORIZED TO INDEMNIFY THE DIRECTORS AND OFFICERS OF THE CORPORATION TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA LAW.

V

THE NAME AND ADDRESS IN THE STATE OF CALIFORNIA OF THIS CORPORATION’S INITIAL AGENT FOR SERVICE OF PROCESS IS:

NAME: KENNETH BLOCK

STREET ADDRESS: 2091 LAS PALMAS DRIVE #A

CITY: CARLSBAD            STATE: CALIFORNIA    ZIP: 92009

VI

THIS CORPORATION IS AUTHORIZED TO ISSUE ONLY ONE CLASS OF SHARES OF STOCK; AND THE TOTAL NUMBER OF SHARES OF STOCK WHICH THIS CORPORATION IS AUTHORIZED TO ISSUE IS 1,000,000.

CLAYTON D. BLEHM, INCORPORATOR

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CIRCUS DISTRIBUTION, INC.

a California corporation

The undersigned certify that:

1. We are the president and secretary, respectively, of CIRCUS DISTRIBUTION, INC. a California corporation (the “Corporation”);

2. Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

ARTICLE I

The name of the corporation is DC Shoes, Inc.

3. The foregoing amendment of Articles of Incorporation has been duty approved by Unanimous Written Consent of the directors and shareholders of the Corporation dated as of November 17, 1998;

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with California Corporations Code section 902. The total number of outstanding shares of the Corporation is 300,000. The number of shares voting in favor of the amendment equaled the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: November 17, 1998

By: Kenneth Block, President/CEO

Date: November 17, 1998

By: Damon Way, Secretary

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

DC SHOES, INC.,

a California Corporation

KENNETH BLOCK and DAMON WAY certify that:

1. We are the President and Secretary, respectively, of DC SHOES, INC., a California corporation.

2. Article VI of the Articles of Incorporation is amended to read as follows:

ARTICLE VI

This corporation is authorized to issue only one class of shares of stock; and the total number of shares of stock which this corporation is authorized to issue is 100,000,000.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 300,000. The number of shares voting in favor of the amendment equaled the vote required. The percentage vote was more than 50%.

WE further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: October 1, 1999

KENNETH BLOCK

Date: October 1, 1999

DAMON WAY